UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 2, 2020

Date of Report (Date of earliest event reported)

SYNAPTICS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1251 McKay Drive

San Jose, California 95131

(Address of Principal Executive Offices) (Zip Code)

(408) 904-1100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	SYNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

On July 7, 2020, Synaptics Incorporated (the “Company”) issued a press release regarding the entry into definitive agreements with Broadcom, Inc. (“Broadcom”) to acquire Broadcom’s wireless internet of things (“IoT”) connectivity business as further described in Item 8.01 below. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On July 2, 2020, the Company and its affiliates entered into definitive agreements with Broadcom and its affiliates to acquire certain assets and assume certain liabilities of, and obtain non-exclusive licenses relating to, Broadcom’s existing Wi-Fi, Bluetooth and GPS/GNSS products (the “Existing Products”) and business in the IoT market (the “IoT Business”) for aggregate consideration of $250 million in cash payable at the closing of the transactions thereunder (the “Closing”).

These agreements consist of (i) an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company has agreed to acquire certain assets (the “Purchased Assets”) and assume certain liabilities (the “Assumed Liabilities”) related to the Existing Products and the IoT Business, and (ii) a Derivative and Roadmap Products Agreement (the “DRPA”), pursuant to which Broadcom will provide development services for certain roadmap products (the “Roadmap Products”), support services for the Derivative Products (as defined below) and the Roadmap Products and grant certain non-exclusive licenses as described further below.

The parties have also agreed to enter into at Closing an Existing Product License Agreement (the “EPLA”), pursuant to which Broadcom will provide support services for the Existing Products and grant certain non-exclusive licenses as described further below, and a Transition Services Agreement (the “TSA”), under which the parties will provide one another with certain transition services following Closing.

Under the EPLA, the Company will receive a non-exclusive license to manufacture and sell the Existing Products in a defined field of use, and Broadcom agrees not to grant any third party the right to manufacture and sell the Existing Products in that field of use for three years following Closing, other than on behalf of Broadcom. Under the DRPA, the Company will receive a non-exclusive license to make derivatives of the Existing Products and the Roadmap Products (the “Derivative Products”) and to manufacture and sell the Derivative Products and Roadmap Products in a defined field of use , and Broadcom agrees not to grant any third party the right to manufacture and sell the Roadmap Products in that field of use for one year after the completion of development of the relevant Roadmap Product, other than on behalf of Broadcom. Broadcom will also provide certain support services relating to the Existing Products, Derivative Products and Roadmap Products following Closing.

Pursuant to the definitive agreements, each party has also agreed to indemnify the other for certain agreed items, including breaches of representations and warranties and breach of covenants in the definitive agreements, subject to certain limitations of liability. The consummation of the Closing is not subject to a financing condition, but is subject to customary conditions to closing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release from Synaptics Incorporated dated July 7, 2020, titled “Synaptics to Acquire Rights to Broadcom’s Wireless IoT Connectivity Business”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

Synaptics Incorporated

/s/ John McFarland
John McFarland
Senior Vice President, General Counsel and Corporate Secretary

July 7, 2020